EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Star Multi Care Services, Inc. on Form S-8 of our report dated August 1, 2003 appearing in the Annual Report on Form 10-K of Star Multi Care Services, Inc. for the year ended May 31, 2003.




Holtz Rubenstein & Co., LLP

Melville, New York
October 28, 2003